SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 22, 2003
Date of earliest event reported: July 22, 2003

VIXEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27221	84-1176506
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

11911 North Creek Parkway South
Bothell, Washington 98011
(Address of principal executive office)

(425) 806-5509
(Registrant's telephone number including area code)

Item 9. Regulation FD Disclosure

            This information is being provided under new Item 12 of Form 8-K, "Results of Operations and Financial Condition," pursuant to interim guidance provided by the Securities and Exchange Commission.  On July 22, 2003, Vixel Corporation, a Delaware corporation, issued a press release reporting financial results for its second quarter of fiscal 2003, ended June 29, 2003.  The text of the press release is set forth below.

Vixel Corporation Announces Second Quarter 2003 Financial Results

InSpeed(tm) Revenue Increases 13% Quarter over Quarter

Bothell, WA, July 22, 2003 - Vixel Corporation (Nasdaq: VIXL), the leading provider of embedded storage switching technologies, today announced financial results for its second quarter of fiscal 2003, ended June 29, 2003.

Revenue for the second quarter of 2003 was $6.1 million, compared with $5.5 million in the first quarter of 2003 and $4.8 million in the second quarter of 2002. Gross margin was 49.1% of revenue in the second quarter of 2003, compared with 49.5% in the first quarter of 2003 and 48.0% in the second quarter of 2002.

Net loss for the second quarter was $2.6 million, compared with a net loss of $2.8 million in the first quarter of 2003, and a net loss of $0.2 million in the second quarter of 2002. Net loss per share was $0.12 for the second quarter, compared with $0.12 in the first quarter of 2003 and $0.01 in the second quarter of 2002. The results for the second quarter of 2002 included a $4.5 million gain on sale of the company's SAN InSite software assets and a $1.8 million restructuring expense. Excluding these items, the net loss for the second quarter of 2002 was $2.9 million, or $0.12 per share.

"We are extremely pleased with our accomplishments during the quarter, as we shipped our second-generation 20 port embedded product and announced significant new customer wins," said Jim McCluney, president and CEO of Vixel. "The adoption rate of our embedded storage switch technology is increasing as more of the world's leading storage companies move forward with InSpeed based designs."

Revenue for the six months ended June 29, 2003 was $11.6 million, compared with $9.5 million in the first six months of 2002. Net loss for the six months ended June 29, 2003 was $5.4 million or $0.25 per share, compared with a net loss of $7.3 million or $0.31 per share in the first six months of 2002, excluding the $4.5 million gain on sale of the company's SAN InSite software assets and the $1.8 million restructuring expense.

"Revenue from our InSpeed-based products continues to increase, growing 13% sequentially during the second quarter," commented Kurt Adams, CFO of Vixel. "With our revenue growth, customer traction and effective leveraging of our infrastructure, we are making excellent progress towards our goal of achieving profitability."

Cash and investments as of June 29, 2003 totaled $21.5 million. The company believes these balances are sufficient to fund operations for at least the next 18 months as the company executes its business strategies through 2004.

RECENT HIGHLIGHTS

In early June, Vixel announced that Fujitsu Limited of Japan, one of the top 10 storage providers in the world, has incorporated Vixel's award-winning InSpeed technology into its ETERNUS 3000 Model 600 mid-range storage solutions to create an SBOD(tm) based switched back-end architecture. The new ETERNUS solutions are expected to begin shipping in July of this year.

During the second quarter, Vixel formally completed its OEM agreement for the continued implementation of the InSpeed Model 310 Embedded Storage Switches into HP's StorageWorks EVA (Enterprise Virtual Array) storage solutions. As was previously announced by Vixel, shipments of HP StorageWorks EVAs include InSpeed technology and have resulted in several million dollars in revenue for Vixel to date.

At Apple's June World Wide Developers Conference 2003 in San Francisco, Chaparral Network Storage and Vixel announced the certification of four virtualized storage solutions for Mac OS X under Chaparral's CustomerCare Program. This reflects the continued expansion of Vixel's relationship with Apple, which is currently offering storage solutions with both InSpeed SAN storage switches and Vixel's 9000 Series fabric switches. The range of these storage solutions goes from 2.5 terabyte entry level SANs to mid-tier enterprise-style solutions with over 440TB.

In late June, Vixel announced that BlueArc(tm) Corporation implemented the company's award-winning InSpeed technology into its Si8000 SiliconServer family of products. BlueArc's use of InSpeed switches extends throughout its NAS servers including its unique Multi-Tiered Storage (MTS) solution, which provides enterprise-class customers with the ability to deploy and manage high performance, general purpose, near-line and archival data on a single, online NAS platform.

On June 18th, Vixel, Vitesse Semiconductor and Xyratex Storage Systems jointly announced that Xyratex will use Vixel's 20-port InSpeed SOC 320 embedded storage switch, being sold by Vitesse as the VSC7197, to deploy a high-performance Fibre Channel SBOD. The inclusion of the InSpeed SOC 320 will enable point-to-point switched connectivity between the controller and individual disk drives in the storage array, creating an SBOD which dramatically enhances storage system Reliability, Availability and Serviceability (RAS) characteristics.

During the second quarter, Vixel announced the successful completion of HDS' Interoperability Demonstration Program (IDP) tests of Vixel's 9000 Series Fibre Channel Fabric Switches with the HDS Hitachi Freedom Storage(tm) Lightning 9900(tm) V and Lightning 9900(tm) Series product families. The verification configurations used Vixel's 16-port 9200 and 8-port 9050-FF switches to demonstrate interoperability with the HDS Hitachi Lightning Series product line. With the successful completion of the IDP program, enterprise customers using Hitachi's Freedom Storage Solutions can now avail themselves of the high price-to-performance value proposition associated with Vixel's 2Gb/s Fibre Channel Fabric Switches.

Q2 03 RESULTS CONFERENCE CALL

Vixel Corporation will host a conference call at 11:00 a.m. Eastern Daylight Time (8:00 a.m. Pacific Daylight Time) on Tuesday, April 22, 2003 to discuss its second quarter fiscal 2003 results. The call will feature remarks by Jim McCluney, president and CEO, and Kurt Adams, Chief Financial Officer. The dial-in number is 800-240-2134 or 303-262-2076 for international callers. A live webcast of the call may be found in the Investor Relations section of the Company's website, www.vixel.com. A replay will also be available following the conclusion of the call.

Non-GAAP Financial Measures

This press release includes financial measures for earnings per share and net income that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that they exclude from the second quarter and first six months of 2002 a $4.5 million gain on sale of certain assets and a $1.8 million restructuring expense. Vixel provides these measurements because they provide a consistent basis for comparison between quarters without the effect of one-time events. The losses per share and net losses contained in the attached unaudited financial statement are presented and have been calculated in accordance with GAAP.

Except for historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include risks affecting performance and market acceptance of Vixel's products, Vixel's ability to meet its quality and performance standards, development of the storage area network, or SAN market, the competitiveness and performance of Vixel's products in the rapidly changing SAN market, the ability of Vixel to meet evolving product standards required by customers and others involved in the distribution channel for SAN products, the ability of Vixel to increase its customer base for its InSpeed technology-based products and the acceptance of embedded storage solutions generally. Further information on the factors and risks that could affect Vixel's business, financial condition and results of operations, are contained in Vixel's Annual Report on Form 10-K and most recent Form-10Q, which are available at www.sec.gov.

About Vixel Corporation

Vixel Corporation is the leading provider and innovator of embedded storage connectivity technologies for storage solution providers. Its award-winning technology, InSpeedTM, cost-effectively enables new levels of reliability, scalability and performance in storage systems. Through innovation and partnership with its customers, Vixel advances leading edge embedded storage connectivity technologies that enable the architectural evolution of next generation storage systems. Vixel's embedded storage switching and storage networking products have been deployed by leading solution providers such as HP, Fujitsu, Network Appliance, NEC, Sun Microsystems, Avid Technologies, Xyratex and BlueArc. To find out more about Vixel and its unique technology offerings, visit www.vixel.com.

Vixel Corporation is headquartered at 11911 North Creek Parkway South, Bothell, Washington 98011 and can be contacted by phone at 425-806-5509 or e-mail at marketing@vixel.com.

All logos, trademarks and names contained herein are the property of their respective owners.

(financial tables to follow)

Vixel Corporation Statement of Operations (in thousands, except per share data) (unaudited)

	Three-month period ended		Six-month period ended

	June 29, 2003	June 30, 2002	June 29, 2003	June 30, 2002

Revenue	$6,073	$4,810	$11,579	$9,530
Cost of revenue (1)	3,092	2,502	5,875	5,104

Gross profit	2,981	2,308	5,704	4,426

	49.1%	48.0%	49.3%	46.4%
Operating expenses:
Research and development (2)	2,916	2,389	5,466	5,969
Selling, general and administrative (3)	2,774	2,788	5,679	5,445
Amortization of intangible assets	--	109	54	218
Amortization of stock-based compensation	--	118	115	393

	5,690	5,404	11,314	12,025
Gain on sale of assets	(14)	(4,479)	(9)	(4,454)
Restructuring costs	--	1,775	--	1,775

Total operating expenses	5,676	2,700	11,305	9,346

Loss from operations	(2,695)	(392)	(5,601)	(4,920)
Other income, net	68	177	163	368

Net loss	$(2,627)	$(215)	$(5,438)	$(4,552)

Net loss applicable to common stockholders	$(2,844)	$(215)	$(5,784)	$(4,552)

Basic and diluted net loss per share	$(0.12)	$(0.01)	$(0.25)	$(0.19)

Weighted-average shares outstanding	23,388	23,957	23,535	23,845

(1)	Includes amortization of stock-based compensation of $0 and $2 for the three-month periods ended June 29, 2003 and
June 30, 2002, respectively, and $1 and $6 for the six-month periods ended June 29, 2003 and June 30, 2002, respectively.

(2)	Excludes amortization of stock-based compensation of $0 and $2 for the three-month periods ended June 29, 2003 and
June 30, 2002, respectively, and $1 and $8 for the six-month periods ended June 29, 2003 and June 30, 2002, respectively.

(3)	Excludes amortization of stock-based compensation of $0 and $116 for the three-month periods ended June 29, 2003 and
June 30, 2002, respectively, and $115 and $385 for the six-month periods ended June 29, 2003 and June 30, 2002, respectively.

Vixel Corporation Balance Sheet (in thousands) (unaudited)
June 29 2003	December 29, 2003

Assets
Current assets:
Cash and investments	$21,466	$16,401
Accounts receivable, net	3,779	2,782
Inventory, net	1,446	1,503
Note receivable	--	2,500
Prepaid expenses and other current assets	1,001	1,488

Total current assets	27,692	24,674
Property and equipment, net	2,358	2,243
Goodwill, intangibles and other assets, net	511	568

Total assets	$30,561	$27,485

Liabilities and stockholders' equity
Current liabilities:
Capital leases, current portion	$46	$178
Accounts payable	2,927	2,900
Accrued liabilities	3,419	3,507
Deferred revenue	233	735
Accrued restructuring costs, current portion	291	307

Total current liabilities	6,916	7,627
Capital leases, net of current portion	23	44
Accrued restructuring costs, net of current portion	177	306

Total liabilities	7,116	7,977

Series B convertible preferred stock	3,742	--
Stockholders' equity:
Capital stock	158,903	153,270
Accumulated deficit	(139,200)	(133,762)

Total stockholders' equity	19,703	19,508

Total liabilities and stockholders' equity	$30,561	$27,485

# # #

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIXEL CORPORATION

Dated: July 22, 2003	By:	/s/ Kurtis L. Adams

Kurtis L. Adams, Chief Financial Officer, Vice President of Finance, Treasurer and Secretary